UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2026

NICOLET BANKSHARES, INC.
(Exact name of registrant as specified in its charter)

Wisconsin	001-37700	47-0871001
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 North Washington Street
Green Bay, Wisconsin 54301
(Address of principal executive offices)

(920) 430-1400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	NIC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter.)

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.
At the annual meeting of the shareholders of Nicolet Bankshares, Inc. (“Nicolet”), held on May 18, 2026 (the “Annual Meeting”), Nicolet’s shareholders voted on the following proposals:
Proposal 1:    Election of Directors.

Name	For	Withheld	Broker Non-Votes
Michael E. Daniels	14,214,456	892,103	1,823,255
Robert B. Atwell	14,869,264	237,296	1,823,254
Carl J. Chaney	14,261,504	842,907	1,825,403
John N. Dykema	13,750,490	1,353,920	1,825,404
Janet E. Godwin	14,302,512	801,899	1,825,403
Matthew J. Hayek	14,311,522	792,889	1,825,403
Donald J. Long, Jr.	13,765,700	1,338,712	1,825,402
Tracy S. McCormick	14,265,913	838,498	1,825,403
Susan L. Merkatoris	14,051,025	1,053,384	1,825,405
Oliver Pierce Smith	14,267,807	836,604	1,825,403
Glen E. Tellock	14,910,311	194,103	1,825,400
Robert J. Weyers	14,042,163	1,062,247	1,825,404
Proposal 2:    Ratification of the selection of Forvis Mazars, LLP as Nicolet’s independent registered public accounting firm for the fiscal year ending December 31, 2026.

For	Against	Abstain	Broker Non-Votes
16,862,884	31,390	35,540	N/A
Proposal 3:    Approval, on a non-binding basis, of the compensation paid to Nicolet’s named executive officers.

For	Against	Abstain	Broker Non-Votes
10,078,861	4,938,131	87,770	1,825,052

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 18, 2026	NICOLET BANKSHARES, INC.

		By:	/s/ H. Phillip Moore, Jr.
H. Phillip Moore, Jr.
Chief Financial Officer